Exhibit 99.1

CONTACT:	FELDMAN MALL PROPERTIES, INC.
Larry Feldman — Chairman & CEO
-or-
Thomas E. Wirth—EVP, Chief Financial Officer
(516) 684 -1239
1010 Northern Blvd, Suite 314
Great Neck, NY 11021

FINANCIAL RELATIONS BOARD
Scott Eckstein
(212) 827-3766
seckstein@frbir.com

FELDMAN MALL PROPERTIES, INC. REPORTS FOURTH QUARTER 2006 FINANCIAL RESULTS
***
Conference Call to Discuss Results Will Be Held at 11:00 AM EDT, May 16, 2007
Dial in: (800) 366-8058 or go to www.feldmanmall.com
GREAT NECK, N.Y.—May 14, 2007
RELEASE HIGHLIGHTS
•	4th quarter FFO was $0.18 per diluted share

•	Full year 2006 FFO was $0.80 per diluted share

•	Completed an agreement to issue up to $50 million of 6.85% convertible preferred shares

•	Completed unsecured credit agreement to borrow up to $25 million through a 7% promissory note

•	Completed the refinancing of the Stratford Square Mall for $104.5 million

•	Declared first quarter dividend of $0.2275 per share
FINANCIAL RESULTS
Feldman Mall Properties, Inc. (NYSE: FMP) today reported Funds From Operations (“FFO”) totaling $2.7 million, or $0.18 per diluted share, for the fourth quarter ended December 31, 2006 as compared to $2.1 million, or $0.15 per diluted share for the three months ended December 31, 2005. The Company’s net loss for the three months ended December 31, 2006 was $1.0 million, or $0.08 per share, as compared to a loss of $2.1 million, or $0.17 per share for the fourth quarter of 2005. The Company had 14.6 and 14.2 million weighted average common shares and operating partnership units outstanding during the fourth quarters ended December 31, 2006 and 2005, respectively.
For the year ended December 31, 2006, FFO totaled $11.7 million, or $0.80 per diluted share as compared to $10.9 million, or $0.78 per diluted share for the year ended December 31, 2005. Excluding the early extinguishment of debt during the second quarter of 2006 totaling approximately $0.4 million, FFO totaled $12.1 million, or $0.83 per diluted share. The Company’s net income for the year ended December 31, 2006 was $20.2 million, or $1.54 per diluted share, as compared to a net loss of $2.6 million, or $0.21 per share for the year ended December 31, 2005. The Company had 14.7 and 14.1 million weighted average common shares and operating partnership units outstanding during the year ended December 31, 2006 and 2005, respectively. The results for the year ended December 31, 2006 includes a $29.4 million gain on the partial sale of the Foothills Mall.
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REAL ESTATE AND FINANCING ACTIVITY
$104.5 Million Stratford Square Refinancing
The Company announced today the refinancing of the Stratford Square Mall, located in Bloomingdale, Illinois. The $104.5 million first mortgage closed May 8, 2007 with an initial term of 36 months and bearing interest at a floating rate of 115 basis points over LIBOR. The loan has two one-year extension options.
On the closing date, $75 million of the loan proceeds were used to retire Stratford Square’s outstanding $75 million first mortgage. The balance of the proceeds was placed into escrow and will be released to the Company to fund the completion of its redevelopment project.
$50 Million of Convertible Preferred Shares
The Company intends to issue up to $50 million of convertible preferred stock through the private placement of 2 million shares of 6.85% Series A Cumulative Convertible Preferred Shares to Inland American Real Estate Trust, Inc., a public non-listed REIT sponsored by an affiliate of the Inland Real Estate Group of Companies. Pursuant to the terms of the agreement, the Company issued $15 million of preferred stock on April 30, 2007. The Company is required to issue a total of $50 million by the end of the 12 month period following the close of this transaction.
Under the terms of this transaction, and in accordance with New York Stock Exchange rules, the Company will seek shareholder approval to permit conversion of the preferred shares into common stock. Assuming an affirmative vote of Company shareholders, Inland American Real Estate Trust will have the option after June 30, 2009 to convert some or all of its outstanding preferred shares. Each preferred share is being issued at a price of $25.00 per share and, assuming an affirmative vote of Company shareholders, will be convertible, in whole or in part, at a conversion ratio of 1.77305 common shares to preferred shares. This conversion ratio is based upon a common share price of $14.10 per share. Assuming stockholder approval of convertibility, and if the preferred shareholders do not convert their shares to common stock, then commencing August of 2009, the Company may redeem the preferred shares without any redemption premium at the price of $25.00 per share. For more details regarding this transaction, please refer to the Company’s 8-K filing dated April 16, 2006.
The Company intends to utilize the net proceeds from the offering to provide capital for the redevelopment of its mall assets, to repay borrowings under its line of credit and for general corporate purposes.
$25 Million Credit Agreement with an Affiliate of Kimco Realty Corporation
The Company has executed a promissory note (the “Note”) providing for loans aggregating up to $25 million from Kimco Capital Corp. (“Kimco”). No amount has yet been borrowed under the Note.
Loan draws under the Note are optional on the part of the Company and will bear interest at the rate of seven percent per annum, payable monthly. Any outstanding principal amount will be due and payable on April 10, 2008, provided that the maturity of the Note may be extended to April 10, 2009 if the Company complies with certain performance criteria. The Company may prepay the outstanding principal amount under the Note in whole or in part at any time.
In addition to the interest on the Note, Kimco will be paid a variable fee equal to (i) $500,000, multiplied by (ii) (a) the volume weighted average price of the Company’s common stock as of a five-day period chosen by Kimco, minus (b) $13.00 per common share. If Kimco does not select a date for determination of the fee prior to termination of the Note, the Company will instead pay to Kimco $250,000 in additional interest.
The Company intends to utilize the Kimco proceeds to provide capital for the redevelopment of its mall assets, to repay borrowings under its line of credit and for general corporate purposes.
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OTHER
Appointment of New Board Member
In connection with the Inland transaction, Mr. Thomas H. McAuley will be joining the Company’s board of directors. Mr. McAuley, age 61, has been a Director of Inland Real Estate Corp. since 2004. Mr. McAuley is also currently the president of Inland Capital Markets Group, Inc., which is an advisor on real estate investments, including public REITs, to various entities within The Inland Real Estate Group of Companies, Inc.
In order for the Company’s Board of Directors to comply with the director independence rules of the New York Stock Exchange, Jim Bourg will resign his board seat prior to Mr. McAuley joining the Company’s board. Jim Bourg will continue to be the Company’s Chief Operating Officer and will attend all future board meetings.
First Quarter Dividend of $0.2275 Per Share
The Company announced that its Board of Directors has declared a quarterly dividend of $0.2275 per common share for the quarter ending March 31, 2007. The dividend is payable on May 25, 2007 to shareholders of record at the close of business on May 18, 2007.
Management’s Internal Control Assessment
As of December 31, 2006, the Company’s management has determined that its controls over financial reporting contained a material weakness. The Company lacked the sufficient number of personnel to ensure that the financial statements were prepared on a timely basis. As a result, the Company was unable to adequately complete its necessary procedures on time. The lack of sufficient personnel caused delays in the review and approval of supporting documents and journal entries necessary to prepare our financial statements on a timely basis in accordance with regulatory guidelines. At the beginning of 2007 management commenced hiring and training additional personnel to correct this material weakness.
CONFERENCE CALL/WEBCAST
The Company’s executive management team, led by Larry Feldman, chairman and chief executive officer, and Tom Wirth, executive vice-president and chief financial officer, will host a conference call and audio web cast on Wednesday, May 16, 2007 at 11:00 a.m. EDT to discuss the Company’s financial results. The conference call may be accessed by dialing (800) 366-8058. No pass code is required. The live conference will be simultaneously broadcast in a listen-only mode on the Company’s website at www.feldmanmall.com.
A replay of the call will be available for a limited time by dialing (800) 405-2236 and using the pass code 11090288, or individuals may access the replay via the Company’s web site.
NON-GAAP FINANCIAL MEASURES
Feldman Mall Properties, Inc., consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of depreciable properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or
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decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
In order to provide a better understanding of the relationship with FFO and GAAP net income, a reconciliation of FFO to GAAP net income has been provided on page 6 of this release. FFO does not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income and is not necessarily indicative of cash available to fund cash needs.
During the May 16, 2007 conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used a non-GAAP financial measure and the comparable GAAP financial measure (net income) can be found on page 6 of this release.
*Financial Tables Attached
Feldman Mall Properties, Inc. acquires, renovates and repositions enclosed regional shopping malls. Feldman Mall Properties Inc.’s investment strategy is to opportunistically acquire underperforming malls and transform them into physically attractive and profitable Class A malls through comprehensive renovation and re-tenanting efforts aimed at increasing shopper traffic and tenant sales. For more information on Feldman Mall Properties Inc., visit the Company’s website at www.feldmanmall.com.
The Company’s portfolio, including non-owned anchor tenants, consists of seven regional malls aggregating approximately 7.0 million square feet of which the Company owns approximately 4.6 million square feet.
To receive the Company’s latest news releases and other corporate documents, please contact the Company at (516) 684-1239. All releases and supplemental data can also be downloaded directly from the Feldman Mall Properties website at: www.feldmanmall.com.
Forward-looking Information
This press release contains forward-looking statements that involve risks and uncertainties regarding various matters, including, without limitation, the success of our business strategy, including our acquisition, renovation and repositioning plans; our ability to close pending acquisitions and the timing of those acquisitions; our ability to obtain required financing; our understanding of our competition; market trends; our ability to implement our repositioning plans on time and within our budgets; projected capital and renovation expenditures; demand for shop space and the success of our lease-up plans; availability and creditworthiness of current and prospective tenants; and lease rates and terms. The forward-looking statements are based on our assumptions and current expectations of future performance. These assumptions and expectations may be inaccurate or may change as a result of many possible events or factors, not all of which are known to us. If there is any inaccuracy or change, actual results may vary materially from our forward-looking statements.
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FELDMAN MALL PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)

	December 31, 2006	December 31, 2005
Assets:
Investments in real estate, net	$318,440	$396,108
Investment in unconsolidated real estate partnerships	33,150	3,153
Cash and cash equivalents	13,036	14,331
Restricted cash	8,159	7,707
Rents, deferred rents and other receivables, net	5,718	5,763
Acquired below-market ground lease, net	7,674	7,811
Acquired lease rights, net	9,262	14,205
Acquired in-place lease values, net	10,049	19,098
Deferred charges, net	3,284	2,843
Other assets, net	5,396	4,466

Total Assets	$414,168	$475,485

Liabilities and Stockholders’ Equity:
Mortgage loans payable	$211,451	$318,489
Junior subordinated debt obligation	29,380	—
Due to affiliates	3,891	5,303
Accounts payable, accrued expenses, and other liabilities	25,832	19,672
Dividends and distributions payable	3,315	3,331
Acquired lease obligations, net	6,823	11,612
Deferred gain on partial sale of real estate	3,832	—
Negative carrying value of investment in unconsolidated partnership	4,450	—

Total liabilities	288,974	358,407

Minority interest	11,433	12,117

Stockholders’ Equity
Common stock ($0.01 par value, 200,000,000 shares authorized, 13,155,062 and 13,050,370 issued and outstanding at December 31, 2006 and 2005, respectively)	132	131
Additional paid-in capital	120,379	119,643
Distributions in excess of earnings	(7,637)	(15,912)
Accumulated other comprehensive income	887	1,099

Total stockholders’ equity	113,761	104,961

Total Liabilities and Stockholders’ Equity	$414,168	$475,485

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FELDMAN MALL PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED
(In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenue:
Rental	$8,984	$12,081	$41,104	$35,729
Tenant reimbursements	4,172	5,587	19,867	17,634
Management, leasing, and development services	870	114	1,310	470
Interest and other income	723	616	3,024	1,362

Total Revenue	14,749	18,398	65,305	55,195

Expenses:
Rental property operating and maintenance	4,766	6,845	21,014	18,383
Real estate taxes	1,414	2,097	7,645	6,520
Interest (including amortization of deferred financing costs)	3,252	4,110	16,435	11,909
Loss from early extinguishment of debt	—	—	357	—
Depreciation and amortization	3,555	4,227	17,394	13,383
General and administrative	3,003	3,278	8,657	7,511

Total Expenses	15,990	20,557	71,502	57,706

Equity in income (loss) of unconsolidated real estate partnerships	104	(162)	(550)	(454)
Gain on partial sale of real estate	—	—	29,397	—

Income (loss) before minority interest	(1,137)	(2,321)	22,650	(2,965)
Minority interest	111	259	(2,469)	332

Net Income (Loss)	$(1,026)	$(2,062)	$20,181	$(2,633)

Basic earnings (loss) per share	$(0.08)	$(0.17)	$1.58	$(0.21)
Diluted earnings (loss) per share	$(0.08)	$(0.17)	$1.54	$(0.21)

Basic weighted average common shares outstanding	12,821	12,466	12,808	12,363

Diluted weighted average common shares and common share equivalents outstanding	12,821	12,466	14,666	12,363

Funds From Operations (FFO) Calculation:
Net income (loss)	$(1,026)	$(2,062)	$20,181	$(2,633)

Add:
Depreciation and amortization	3,555	4,227	17,394	13,383
Joint venture FFO adjustment	337	216	1,377	729
Minority interest of income (loss)	(111)	(259)	2,469	(332)

Less:
Gain on partial sale of real estate	—	—	(29,397)	—
Depreciation of non-real estate assets	(78)	(50)	(280)	(247)

FFO, diluted	$2,677	$2,072	$11,744	$10,900
Debt extinguishment related to partial sale	—	—	357	—

FFO, before charges for debt extinguishment	$2,677	$2,072	$12,101	$10,900

FFO per share	$0.18	$0.15	$0.80	$0.78

FFO per share, before charges for debt extinguishment	$0.18	$0.15	$0.83	$0.78

Ownership interests:
Weighted average REIT common shares for basic net income per share	12,821	12,466	12,808	12,363
Weighted average common stock equivalents and partnership units	1,779	1,769	1,858	1,700

Weighted average shares and units outstanding	14,600	14,235	14,666	14,063

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FELDMAN MALL PROPERTIES, INC.
OPERATING STATISTICS
December 31, 2006

							Shop
						Shop	Tenant
Property	Total	Rentable		Annualized	Shop	Tenants	Base Rent
(Ownership	Square	Square	Total Mall	Base	Tenant	Percentage	Per Leased
Interest)	Feet	Feet (A)	Occupancy(C)	Rent	Square Feet	Leased (B)	Sq. Ft.
Stratford Square (100%)	1,300,000	629,000	90.6%	$5,990,680	485,000	66.4%	$24.81
Tallahassee Mall (100%)	966,000	966,000	96.0	7,249,332	204,000	79.0	22.60
Northgate Mall (100%)	1,100,000	577,000	90.9	7,804,935	315,000	67.6	23.55
Golden Triangle Mall (100%)	765,000	288,000	94.2	3,087,392	171,000	66.0	20.35
Foothills Mall (30.8%)	711,000	502,000	98.6	7,810,682	230,000	96.4	21.48
Colonie Center Mall (25.0%)	1,200,000	668,000	93.2	7,573,996	336,000	78.0	27.40
Harrisburg Mall (25.0%)	922,000	922,000	88.3	5,015,975	270,000	58.8	24.46

Total/Weighted Avg.	6,964,000	4,552,000	93.1%	$44,532,992	2,011,000	75.6%	$23.74

(A)	— Represents owned square feet

(B)	— Excludes temporary tenants

(C)	— Includes temporary tenants

Lease	Number of	Expiring	% of Total	Expiring	Annualized		Expiring
Expiration	Expiring	Rentable	Sq. Ft.	Base	Base	% of Total	Base Rent
Year	Leases	Area	Expiring	Rent	Rent	Base Rent	Per Sq. Ft.
2007	69	183,373	5.33%	$290,317	$3,483,808	7.92%	$19.00
2008	84	357,069	10.37	366,130	4,393,557	9.99	12.30
2009	68	181,626	5.28	314,725	3,776,696	8.59	20.79
2010	58	208,211	6.05	342,802	4,113,622	9.35	19.76
2011	63	251,885	7.32	425,246	5,102,947	11.60	20.26
2012	32	249,834	7.26	237,028	2,844,337	6.47	11.38
2013	35	326,337	9.48	325,143	3,901,718	8.87	11.96
2014	33	307,085	8.92	362,970	4,355,638	9.90	14.18
2015	22	90,651	2.63	147,337	1,768,042	4.02	19.50
2016 and thereafter	48	1,285,990	37.36	854,187	10,250,239	23.30	7.97

Total/Average	512	3,442,061	100.00%	$3,665,885	$43,990,604	100.0%	$12.78

Same Store Sales Per Square Foot
Trailing Twelve Months Ending

	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05
Stratford	$284.31	$283.33	$282.70	$281.91	$278.58
Tallahassee	320.32	329.34	329.64	332.88	335.41
Northgate	308.42	309.63	308.27	306.13	306.55
Foothills	305.77	306.03	302.35	305.28	304.73
Colonie	308.02	299.71	299.95	301.10	302.62
Harrisburg	266.61	260.31	255.03	253.10	252.31

Total/Average	$298.91	$298.06	$296.32	$296.73	$296.70

Golden Triangle is not included
Same Store In-Line Occupancy with Temporary Tenants
Trailing Twelve Months Ending

	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05
Stratford	82.3%	75.9%	73.7%	76.3%	80.3%
Tallahassee	88.0	88.0	88.1	88.9	88.9
Northgate	90.2	90.1	84.7	85.4	87.1
Foothills	100.0	96.5	96.5	96.5	97.5
Colonie	89.2	90.4	88.9	88.9	89.3
Harrisburg	75.2	80.8	77.9	77.8	77.4

Total/Average	88.8%	85.8%	85.0%	85.7%	86.8%

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